Exhibit 99.1
COMPANY CONTACTS:

Investors/Analysts:
Matt Bond	Kathy Waller
Executive Vice President & CFO	Financial Relations Board
(703) 464-6300	(312) 640-6696

Media:
John Lewis
Director-Marketing and Public Relations
(703) 464-6338
lewisjohn@praintl.com
FOR IMMEDIATE RELEASE
MONDAY, JULY 24, 2006
PRA INTERNATIONAL COMPLETES ACQUISITION
OF PHARMA BIO-RESEARCH
Integration moving ahead on fast track
RESTON, Va., July 24, 2006 — PRA International (NASDAQ: PRAI), a leading global clinical research organization, today said it has closed its previously announced acquisition of Pharma Bio-Research, an early phase clinical development and bioanalytical laboratory company based in Zuidlaren, The Netherlands. The transaction, announced June 19, is valued at €84.6 million.
“This represents an important strategic milestone in the growth of PRA,” said Pat Donnelly, President and CEO of PRA International. “Our integration process is now well underway with sales activities already in full swing and we anticipate complete assimilation of all operations within 100 days. All of us at PRA welcome the more than 300 PBR employees and we look forward to serving our clients from their early phase development efforts onward.”
The acquisition provides PRA with an early phase development platform in Europe consisting of 140 beds as well as a state-of-the-art bioanalytical lab facility. Combined with PRA’s existing Phase I clinic in Lenexa, Kansas, the company has nearly 200 beds available for clinical studies. PRA also plans to draw on PBR’s expertise to establish lab facilities in the United States to support the drug development needs of its biotech and pharmaceutical clients.
“The reaction from our clients and employees has been overwhelmingly positive as they recognize the advantages of combining two companies that share a culture of quality and scientific focus,” said Willem Jan Drijfhout, Senior Vice President of Early Development Services at PRA and previously Chief Scientific Officer at PBR. “We have already begun to leverage our synergies to drive more early development business and to convert early phase work to late phase studies.”

World Headquarters
12120 Sunset Hills Road, Suite 600 ▪ Reston, Virginia 20190 USA
Tel: +1 703 464-6300 ▪ Fax: +1 703 464-6301
WWW.PRAINTERNATIONAL.COM

PRA International will provide additional details and updated financial guidance during its second quarter earnings conference call Wednesday, July 26, at 9:00 A.M. EDT.
Cautionary Note Regarding Forward-Looking Statements
This news release contains forward-looking statements that are subject to risks and uncertainties relating to PRA International’s future financial and business performance, as well as any other predictive statements that depend on future events or conditions, or that include words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “will,” “estimate” or similar expressions of futurity. You should not place undue reliance on any forward-looking statements, which represent the company’s statements only as of the date of this news release and are not intended to give any assurance as to actual future events. Factors that might cause future events to differ include: our ability to successfully integrate Pharma Bio-Research; the ongoing need for early phase drug development services; our ability to attract and retain qualified personnel; our ability to continue providing our services effectively, including the quality or accuracy of the data or reports provided and our ability to meet agreed-upon schedules; the ability and willingness of our clients to continue to spend on research and development at rates comparable to or greater than historical levels; trends or events affecting the CRO industry and the demand for CRO services; government regulation, including regulatory standards applicable to CRO services; evolving industry standards and technological changes; and general business and economic conditions. Events relating to PRA International could differ materially from those anticipated in these forward-looking statements. Although these statements are based upon assumptions company management believes to be reasonable based upon available information, they are subject to the foregoing risks and uncertainties as well as those described more fully in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K. This document can be accessed in the SEC’s EDGAR database found at http://www.sec.gov. Please note that PRA International assumes no obligation to update any of the forward-looking statements in this release, except as required by applicable securities laws.
About PRA International
PRA International is one of the world’s leading global clinical development organizations, with approximately 2,700 employees working from offices in North America, Europe, South America, Africa, Australia, and Asia. PRA, an ISO 9001:2000 registered company, delivers services to its clients through a unique approach called Project Assurance®, which represents the company’s commitment to reliable service delivery, program-level therapeutic expertise, easy, global access to knowledge, and involved senior management.
To learn more about PRA International, please visit http://www.prainternational.com or call our World Headquarters at +1 (703) 464-6300.